Exhibit 10.2
SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (this “Agreement”) is made and entered into by and between Jonathan G. Drachman, MD (“Employee”) and Neoleukin Therapeutics, Inc. (the “Company”). The parties agree as follows:
1.Separation Date; Transition Period and Services. Employee acknowledges that the last date of Employee’s employment relationship with or service to the Company or any of its Affiliates in any capacity is March 31, 2023 (the “Separation Date”). Between now and the Separation Date (the “Transition Period”), Employee agrees to carry out the duties and responsibilities of Employee’s position as directed principally by the Company’s Board of Directors (the “Board”), to whom Employee will continue to report, and to provide other transition services as may reasonably be requested by the Company, including transition of the responsibilities, duties, and knowledge relative to Employee’s position (the “Transition Services”).
2.Resignation from Officer and Director Positions. By signing below, Employee hereby resigns, effective as of the Separation Date, (a) from all officer positions of the Company and its Affiliates that Employee may hold, including, without limitation, Chief Executive Officer, and (b) as a member of the Board and the Board of Directors of any of the Company’s Affiliates, and any committee thereof on which Employee may be on, which resignations Employee confirms by executing the resignation letter attached hereto as Exhibit A and returning the executed letter to the Company concurrently with this Agreement. Employee claims and will claim no further right to employment by Company or its Affiliates beyond the Separation Date. For purposes of this Agreement, “Affiliate” means any entity currently existing or subsequently organized or formed that directly or indirectly controls, is controlled by, or is under common control with the Company, whether through the ownership of voting securities, by contract, or otherwise.
3.Continued Employment; Other Release Consideration. In exchange for Employee’s agreement to the general release and waiver of claims and covenant not to sue set forth below and Employee’s other promises herein, the Company agrees to continue Employee’s employment on the following terms:
1.Compensation and Benefits: During the Transition Period, the Company will continue to pay Employee’s current base salary and Employee will continue to be eligible to participate in benefits customarily afforded to other employees, including participation in the Company-sponsored health benefits plan and continued equity vesting, to the fullest extent allowed by the governing plans, agreements, or policies.

2.Separation Compensation: Provided that Employee cooperatively and diligently provides the Transition Services as determined by the Company in good faith and in its sole discretion, then in exchange for Employee’s agreement to the waiver and release and covenant not to sue set forth in Exhibit B (the “Second Release”), and provided that the Second Release becomes effective and irrevocable no later than the sixtieth (60th) day following the Separation Date, the Company agrees as follows:

1.Severance: The Company will provide Employee with the equivalent of twelve (12) months of Employee’s base salary in effect as the Separation Date (the “Severance”). The Severance will be paid to Employee in the form of salary continuation, payable on the Company’s regular payroll dates, subject to standard payroll deductions and withholdings, commencing on the first regular payroll date on or following the 60th day after the Separation Date, with the first payment to include those payments that would have occurred earlier but for the 60-day delay.

2.COBRA: Employee’s health insurance benefits through the Company will end on March 31, 2023, as a result of his separation. Employee may exercise whatever rights Employee may have under Consolidated Omnibus Budget Reconciliation Act (COBRA) for continuation of medical benefits under the

Company’s medical plan, including electing to continue health insurance coverage for Employee and his qualifying dependents under COBRA. Employee is solely responsible for the proper and timely election of COBRA continuation coverage and payment of the related premiums for COBRA continuation coverage, except that if Employee timely elects COBRA continuation coverage, then, the Company will pay Employee’s COBRA premiums to continue Employee’s coverage (including coverage for eligible dependents, if applicable) through the period starting on Employee’s Separation Date and ending on the earliest to occur of: (a) twelve (12) months following Employee’s Separation Date; (b) the date Employee becomes eligible for group health insurance coverage through a new employer; or (c) the date Employee ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event Employee becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during this time period, Employee must immediately notify the Company of such event. The Company is not responsible for any loss or termination of COBRA coverage due to Employee’s failure to timely notify the Company in writing of the COBRA election, premium amount, changes to premium amounts, premium payment due dates, or the party to which premium payments are to be made. Employee understands that if he enrolls in COBRA coverage but such coverage is terminated prior to the end of the COBRA coverage continuation period, he or his eligible dependents may not be immediately eligible to enroll in other group or individual coverage. In addition, notwithstanding the foregoing, if the Company in its sole discretion determines that it cannot provide the COBRA benefits under this Section 3(b) without potentially violating applicable law or giving rise to any excise taxes or penalties under applicable law, the Company shall in lieu thereof provide to Employee a taxable monthly payment in an amount equal to the monthly COBRA premium, less applicable withholdings, that Employee would be required to pay for COBRA continuation coverage for the remainder of the period under this Section 3(b) for which Employee was otherwise eligible for the COBRA payments.

3.Unearned Bonus. The Company agrees to pay Employee, no later than the second payroll date following the Effective Date (as defined below), a lump sum payment in the gross amount of $56,772.03, less applicable state and federal payroll deductions, which equals 100% of Employee’s unearned target annual bonus for 2023, pro-rated at 3/12ths (based on three (3) months of service during 2023).

4.Acceleration of Equity Vesting and Extended Exercise Period: The Company agrees to accelerate the vesting of the August 2022 Option (as defined below) and to extend the exercise period of all outstanding Vested Option Shares (as defined below) to eighteen (18) months following the Separation Date, each as described in Section 6.

Employee will not earn vacation or sick leave, or other benefits based upon the above payments in this Section 3(b). Employee acknowledges that the consideration provided in this Section 3(b), in whole or in part, constitutes adequate consideration for Employee’s waiver, release, and covenants set forth in this Agreement. Except as specified in this Agreement, Company has no obligation to provide, and will not provide, further payments or benefits of any kind to Employee.

4.Earned Payments and Benefits. The Company will issue Employee’s final paycheck by the first regular payroll date following the Separation Date, including all compensation, wages, bonuses, and benefits owed to Employee through the Separation Date by virtue of Employee’s employment with the Company. Any funds maintained in Company’s 401(k) plan will be handled in accordance with the terms of that plan. By signing below, Employee acknowledges that the Company does not owe Employee any other amounts, except as otherwise may become payable under this Agreement. Employee acknowledges that Employee must promptly submit for reimbursement all final outstanding expenses, if any.

5.Company Property. Employee represents and warrants that no later than the Separation Date, Employee will turn over all property that Employee received from the Company or that Employee generated in the course of Employee’s relationship with the Company (collectively “Company Property”), and that Employee has not provided any Company Property to anyone without the Company’s authorization. Company Property includes, without limitation, equipment, materials, designs, prototypes, samples, products, documents, computers, electronic media, keys, credit cards, lists and databases indicating parties who have relationships with the Company, and all copies thereof.
6.Equity.
a.Accelerated Vesting. Pursuant to Employee’s Stock Option Agreements with the Company dated August 2, 2022 (the “August 2022 Options1”), August 3, 2021, August 10, 2020, and August 31, 2019, and the Company’s 2014 Equity Incentive Plan (hereafter collectively referred to as the “Stock Option Agreements”), Employee was granted options to purchase 2,820,000 shares of the Company’s common stock (the “Options”). The Options will have vested as to 1,907,708 shares (the “Vested Option Shares”) and will have remained unvested as to 912,292 shares (the “Unvested Option Shares”), in each case of the Separation Date. Upon Employee’s termination of employment on the Separation Date, the Unvested Option Shares will be forfeited for no consideration on the Separation Date and will not be eligible for continued vesting. However, if Employee executes this Agreement and it becomes effective on its terms, the Company agrees to accelerate the vesting of 100% of the Unvested Option Shares subject to the August 2022 Options (the “Accelerated August 2022 Option Shares”), which Accelerated August 2022 Option Shares will be considered Vested Option Shares for purposes of Section 6(b) below.
b.Post-Termination Exercise Period Extension. Per the Stock Option Agreements, Employee will have three (3) months following Employee’s termination of Continuous Service (as defined in the Stock Option Agreement) to exercise the Vested Option Shares. After this date, Employee will no longer have a right to exercise the Vested Option Shares. However, if this Agreement becomes effective, the post-termination exercise period of the Vested Option Shares will be extended to the eighteen (18)-month anniversary of the Separation Date. Further, please note that if Employee does not exercise the unexercised Vested Option Shares within three (3) months of the Separation Date, all of the unexercised Vested Option Shares will cease to have incentive stock option status and will instead be considered nonqualified stock options. Employee should consult Employee’s accountant or tax advisor with respect to this matter.
c.Stock Option Amendment. The Stock Option Agreements are hereby amended consistent with this Section 6. Employee’s rights concerning the Options will continue to be governed by the Stock Option Agreement; provided that, notwithstanding anything to the contrary in the Stock Option Agreements, Employee’s termination of Continuous Service (as defined in the Stock Option Agreements) shall be deemed to have occurred on the Separation Date, even if Employee continues to provide services in a consultant or advisory role following the Separation Date.
7.Waiver and Release.
a.    On behalf of Employee and Employee’s marital community, if any, heirs, executors, administrators, and assigns, Employee expressly waives, releases, and acknowledges satisfaction of all claims of any kind against the Company and its present, former, and
1 The August 2022 Options were granted with respect to 350,000 shares (of which 350,000 remain unexercised) at an exercise price of $0.99.

future Affiliates, related entities, predecessors, successors, and assigns, and all of their present, former, and future officers, directors, stockholders, partners, members, employees, agents, representatives, and attorneys, in their individual and representative capacities (collectively the “Released Parties”). Except as stated below, this waiver and release is comprehensive and includes any and all rights, actions, claims (including claims to attorneys’ fees), causes of action, disputes, damages, expenses or costs, whether known or unknown, based upon acts or omissions occurring or that could be alleged to have occurred at or before Employee’s execution of this Agreement (“Released Claims”). Released Claims include, without limitation, all claims for wages, compensation, including claims for separation benefits, acceleration or other compensation under Employee’s Amended and Restated Executive Employment Agreement with the Company dated April 15, 2020 (the “Employment Agreement”), stock or stock options (including claims relating to continued vesting under the Stock Option Agreements), employee benefits, and damages of any kind whatsoever arising out of any: contract, express or implied; tort; covenant of good faith and fair dealing; estoppel or misrepresentation; defamation; discrimination; harassment; retaliation; wrongful termination or any legal restriction on the Company’s right to terminate Employee’s employment; any federal, state, local, or other governmental statute, ordinance, or regulation, including, without limitation and as amended from time to time, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act, the Fair Credit Reporting Act, the Washington Law Against Discrimination, and any other legal limitation on the employment relationship. Excluded from this waiver and release are claims that arise after this Agreement is executed, claims of vested rights under ERISA, unemployment compensation claims, worker’s compensation claims, claims for breach or enforcement of this Agreement, and any other claim that may not be lawfully released under this Agreement.
b.    Employee hereby acknowledges that he is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, Employee hereby agrees to expressly waive any rights Employee may have to that effect.

8.Proceedings and Covenant Not to Sue. Employee represents and warrants that Employee is the sole owner of all Released Claims and has not assigned, transferred, or otherwise disposed of Employee’s right or interest in those matters. Employee further represents and warrants that neither Employee nor anyone acting on Employee’s behalf has filed any complaints, charges, or lawsuits against any of the Released Parties with any governmental agency or court with respect to any Released Claims. Employee promises never to file or prosecute any lawsuit based on any Released Claims (whether as a named plaintiff or class member) and agrees to immediately cause the withdrawal or dismissal with prejudice of any such lawsuit, if filed by Employee or anyone acting on Employee’s behalf. Nothing in this paragraph shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
9.Protected Rights.
Employee understands that nothing in this Agreement, including the Waiver and Release, Covenant Not to Sue, and Confidential Information sections contained herein, limits, impedes or restricts Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate and/or assist in any investigation or proceeding that may be conducted by any Government Agency, including providing documents (including this Agreement) or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.

2.Further, nothing in the Confidential Information section, or otherwise in this Agreement, shall prohibit Employee from discussing or disclosing workplace or work-related conduct (including conduct at the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee, whether on or off the employment premises) that Employee reasonably believed, under Washington state, federal, or common law, to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, sexual assault, or that is recognized as against a clear mandate of public policy.

10.Confidential Information. Subject to the Protected Rights section above, Employee will hold in strictest confidence and not use, disclose, or give to others, either directly or indirectly, any Confidential Information. “Confidential Information” means trade secrets and all other information about or relating to the business of the Company or any of its Affiliates that is not generally available to the public and is deemed proprietary or confidential by the Company or any of its Affiliates, whether recorded or merely remembered. Confidential Information also includes information relating to third parties that Employee learned of or obtained in the course of Employee’s employment with the Company that is not generally available to the public or that the Company or any of its Affiliates is obligated to treat as confidential.
Employee represents and warrants that Employee has not disclosed or revealed, either directly or indirectly, or used in any way Confidential Information, except as authorized by the Company. The obligations under this provision are in addition to any obligations imposed under prior agreements between Employee and Company (such as Employee’s Employee Invention Assignment, Confidentiality and Non-Competition Agreement (the “Confidentiality Agreement”)), and under federal or state laws, including, without limitation, Washington’s Uniform Trade Secrets Act and the federal Defend Trade Secrets Act (“DTSA”).
11.No Admission of Wrongdoing. Nothing in this Agreement will be construed as an admission of wrongdoing or liability by Employee, the Company, or any Released Parties.
12.Arbitration. Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Seattle, Washington through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.
13.Governing Law; Attorney’s Fees. This Agreement will be governed by the laws of the State of Washington, excluding its conflict of law provisions. If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

15.Severability and Construction. If any provision of this Agreement constitutes a violation of any law or is or becomes unenforceable or void, then such provision will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable, or void, and such provision will otherwise be enforced to the fullest extent permitted by law. If such modification is not possible, such provision (with the exception of Section 7), to the extent that it is in violation of law, unenforceable, or void, will be deemed severable from the remaining provisions of this Agreement, which will remain binding. This Agreement will not be construed against any party as its drafter.

16.Entire Agreement; Amendment. This Agreement, together with Exhibits A and B hereto and the Stock Option Agreements, as amended herein, set forth the entire agreement and understanding between the parties and supersedes any prior oral or written agreements or understandings between them regarding its subject matter, including the Employment Agreement, except for the Confidentiality Agreement (or other similarly titled agreement), which will remain in full force and effect. Nothing in the Confidentiality Agreement prohibits Employee from disclosing or discussing conduct that they reasonably believe, under federal, state, or common law, to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, sexual assault, or that is recognized as against a clear mandate of public policy.
This Agreement may only be modified through a written document, signed by an authorized representative of each of the parties, in which the parties expressly agree to modify it. This Agreement may be executed in one or more counterparts, all of which together will constitute one Agreement, and each of which separately will constitute an original document.
17.Consideration Period. This Agreement was presented to Employee on March 8, 2023 (the “Date Presented”). Employee has five (5) business days after the Date Presented to review and consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by Employee before the end of the Consideration Period, will automatically expire. To accept, Employee must either (a) sign and deliver the Agreement through DocuSign using the link provided by the Company, or (b) sign and deliver the Agreement to Donna Cochener by hand or by e-mail to dcochener@neoleukin.com. This Agreement will become effective on the date it is signed by both parties (the “Effective Date”).
18.Knowing and Voluntary Agreement. Employee hereby warrants and represents that: (a) Employee has carefully read this Agreement and finds that it is written in a manner that Employee understands; (b) Employee knows the contents hereof; (c) Employee has been advised to consult with Employee’s attorney regarding this Agreement and its effects and has done so or knowingly and voluntarily waived the right to do so; (d) Employee understands that Employee is giving up all Released Claims, and all damages and disputes that have arisen before Employee executes this Agreement, except as provided herein; (e) Employee has had ample time to review and analyze this entire Agreement; (f) Employee did not rely upon any representation or statement concerning the subject matter of this Agreement, except as expressly stated in the Agreement; (g) Employee has been given five (5) business days to consider this Agreement before signing it; (h) Employee understands this Agreement’s final and binding effect; and (i) Employee has signed this Agreement as Employee’s free and voluntary act.
19.Taxes. All payments made by the Company under this Agreement and the Second Release to Employee or for the benefit of Employee will be made less applicable withholdings and deductions. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and will be construed and administered in accordance with such intent. The parties intend that any payments and other benefits provided under this Agreement that may be excluded from Section 409A as separation pay due to an involuntary separation from service, as a short-term deferral, or otherwise, shall be exempt from Section 409A to the maximum extent possible. To the extent Section 409A is applicable to such payments and benefits, the parties intend that this Agreement (and such payments and benefits) comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A.  Notwithstanding anything to the contrary in this Agreement, if at the time the Employee’s employment terminates, he is a “specified employee,” as defined for purposes of Section 409A, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next regular payroll date following the expiration of such six (6) month period or, if earlier, upon Employee’s death (except to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b), but only to the extent Section 409A is applicable to such payments and benefits. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. However, the Company makes no representations that the payments and benefits provided under this Agreement comply with, or are exempt from, Section 409A, and in no event will the Company have any liability to Employee or any other person relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
[SIGNATURE PAGE FOLLOWS]

The parties hereby execute this Agreement on the dates written below.

NEOLEUKIN THERAPEUTICS, INC.
___________________________________
Todd Simpson
Chairman of the Board of Directors

Date:________________________________

JONATHAN G. DRACHMAN, MD

___________________________________
Jonathan G. Drachman, MD

Date:________________________________

EXHIBIT A

RESIGNATION LETTER

March 8, 2023

Neoleukin Therapeutics, Inc.

Re: Resignation from Board of Directors and Officer Positions

To the Board of Directors:

Effective as of March 31, 2023, I hereby voluntarily resign as the Chief Executive Officer of Neoleukin Therapeutics, Inc. (the “Company”), and from any other positions I may hold with the Company and any of its affiliates. Effective as of March 31, 2023, I hereby voluntarily resign as a member of the Company’s Board of Directors as well as the Board of Directors of any of the Company’s affiliates (together, the “Board”), and as a member of each committee thereof on which I may serve. I acknowledge that I hold no other director, officer, or employee positions with the Company or any of its affiliates. I further acknowledge that I am not resigning from the Board due to any disagreement with the Company over any matter related to the Company’s operations, policies and practices.

Sincerely,

________________________
Jonathan G. Drachman, MD

EXHIBIT B

SECOND RELEASE

This General Release of All Claims and Covenant Not to Sue (the “Second Release”) is entered into between Jonathan G. Drachman, MD (“Employee”) and Neoleukin Therapeutics, Inc. (the “Company”) (collectively, “the parties”).

WHEREAS, Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Separation Agreement,” to which this Second Release is attached as Exhibit B);
WHEREAS, on March 31, 2023, Employee’s employment with the Company terminated (the “Separation Date”);
WHEREAS, the Company has determined that Employee cooperatively and diligently provided the Transition Services (as defined in the Separation Agreement);
WHEREAS, this agreement serves as the Second Release, pursuant to the Separation Agreement; and
WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment and separation from employment with the Company;
NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Second Release.
1.Acknowledgment of Payment of Wages: The Company will pay Employee for all wages, salary, accrued vacation (if applicable), bonuses, reimbursable expenses previously submitted by Employee, and any similar payments due Employee from the Company as of the Separation Date. By signing below, Employee acknowledges that the Company does not owe Employee any other amounts, except as may become payable under the Separation Agreement and the Second Release.
2.Return of Company Property: Employee hereby warrants to the Company that Employee has returned to the Company all property or data of the Company of any type whatsoever that has been in Employee’s possession, custody or control.
3.Consideration: In exchange for Employee’s agreement to this Second Release and Employee’s other promises in the Separation Agreement and herein, the Company agrees to provide Employee with the consideration set forth in Section 3(b) of the Separation Agreement. By signing below, Employee acknowledges that Employee is receiving the consideration in exchange for waiving Employee’s rights to claims referred to in this Second Release and Employee would not otherwise be entitled to the consideration.

4.Waiver and Release:
1.On behalf of Employee and Employee’s marital community, if any, heirs, executors, administrators, and assigns, Employee expressly waives, releases, and acknowledges satisfaction of all claims of any kind against the Company and its present, former, and future Affiliates, related entities, predecessors, successors, and assigns, and all of their present, former, and future officers, directors, stockholders, partners, members, employees, agents, representatives, and attorneys, in their individual and representative capacities (collectively the “Released Parties”). Except as stated below, this waiver and release is comprehensive and includes any and all rights, actions, claims (including claims to attorneys’ fees), causes of action, disputes, damages, expenses or costs, whether known or unknown, based upon acts or omissions occurring or that could be alleged to have occurred at or before Employee’s execution of this Second Release (“Released Claims”). Released Claims include, without limitation, all claims for wages, compensation, including claims for separation benefits, acceleration or other compensation under Employee’s Amended and Restated Executive Employment Agreement with the Company dated April 15, 2020 (the “Employment Agreement”), stock or stock options (including claims relating to continued vesting under the Stock Option Agreements), employee benefits, and damages of any kind whatsoever arising out of any: contract, express or implied; tort; covenant of good faith and fair dealing; estoppel or misrepresentation; defamation; discrimination; harassment; retaliation; wrongful termination or any legal restriction on the Company’s right to terminate Employee’s employment; any federal, state, local, or other governmental statute, ordinance, or regulation, including, without limitation and as amended from time to time, the Age Discrimination in Employment Act (“ADEA”), the Older Worker’s Benefit Protection Act of 1990 (“OWBPA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act, the Fair Credit Reporting Act, the Washington Law Against Discrimination, and any other legal limitation on the employment relationship. Excluded from this waiver and release are claims that arise after this Second Release is executed, claims of vested rights under ERISA, unemployment compensation claims, worker’s compensation claims, claims challenging the validity of this Second Release under the ADEA and/or the OWBPA, claims for breach or enforcement of this Second Release, and any other claim that may not be lawfully released under this Second Release.

2.Employee hereby acknowledges that he is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, Employee hereby agrees to expressly waive any rights Employee may have to that effect.

5.Covenant Not to Sue: Employee represents and warrants that Employee is the sole owner of all Released Claims and has not assigned, transferred, or otherwise disposed of Employee’s right or interest in those matters. Employee further represents and warrants that neither Employee nor anyone acting on Employee’s behalf has filed any complaints, charges, or lawsuits against any of the Released Parties with any governmental agency or court with respect to any Released Claims. Employee promises never to file or prosecute any lawsuit based on any Released Claims (whether as a named plaintiff or class member) and agrees to immediately cause the withdrawal or dismissal with prejudice of any such lawsuit, if filed by Employee or anyone acting on Employee’s behalf. Nothing in this paragraph shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Second Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
6.Protected Rights:
a.Employee understands that nothing in this Second Release, including the Waiver and Release, Covenant Not to Sue, and Non-disparagement sections contained herein,

limits, impedes or restricts Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). Employee further understands that this Second Release does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate and/or assist in any investigation or proceeding that may be conducted by any Government Agency, including providing documents (including this Second Release) or other information, without notice to the Company. This Second Release does not limit Employee’s right to receive an award for information provided to any Government Agencies.

2.Further, nothing in the Non-disparagement section, or otherwise in this Second Release, shall prohibit Employee from discussing or disclosing workplace or work-related conduct (including conduct at the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee, whether on or off the employment premises) that Employee reasonably believed, under Washington state, federal, or common law, to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, sexual assault, or that is recognized as against a clear mandate of public policy.

7.Non-disparagement; References: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, Employee agrees that he will not, directly or indirectly, disparage or make negative remarks regarding the Released Parties or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. Nothing in this section shall prohibit Employee from providing truthful information in response to a subpoena or other legal process.
8.Consideration and Revocation Periods: Employee understands that Employee may take until the Separation Date to consider this Second Release (the “Consideration Period”). Employee may not sign the Second Release before the Separation Date. To accept, Employee must either (a) sign and deliver the Second Release through DocuSign using the link provided by the Company, or (b) sign and deliver the Second Release to Donna Cochener by hand or by e-mail to dcochener@neoleukin.com. Employee is entitled to revoke this Second Release for a period of seven (7) days after Employee signs it (the “Revocation Period”). To revoke, Employee must deliver a notice revoking Employee’s acceptance to Donna Cochener, by hand or by e-mail to dcochener@neoleukin.com, before the Revocation Period has elapsed. This Second Release will become effective on the eighth day after Employee’s acceptance and signature (the “Effective Date”), provided that Employee has not timely revoked the Second Release.
9.Knowing and Voluntary Second Release: Employee hereby warrants and represents that: (a) Employee has carefully read this Second Release and finds that it is written in a manner that Employee understands; (b) Employee knows the contents hereof; (c) Employee has been advised to consult with Employee’s attorney regarding this Second Release and its effects and has done so or knowingly and voluntarily waived the right to do so; (d) Employee understands that Employee is giving up all Released Claims, including under the ADEA, and all damages and disputes that have arisen before Employee executes this Second Release, except as provided herein; (e) Employee has had ample time to review and analyze this entire Second Release; (f) Employee did not rely upon any representation or statement concerning the subject matter of this Second Release, except as expressly stated in the Second Release; (g) Employee has been given at least twenty-one (21) days to consider this Second Release before signing it; (h) Employee has seven (7) days to revoke this Second Release after signing it; (i) Employee understands this Second Release’s final and binding effect; and (j) Employee has signed this Second Release as Employee’s free and voluntary act.

10.Other Terms of Separation Second Release Incorporated Herein: All other terms of the Separation Agreement, to the extent not inconsistent with the terms of this Second Release, are hereby incorporated in this Second Release as though fully stated herein and apply with equal force to this Second Release, including, without limitation, the provisions on Arbitration, Governing Law, and Attorneys’ Fees.

The parties hereby execute this Second Release on the dates written below.

NEOLEUKIN THERAPEUTICS, INC. ___________________________________ Todd Simpson Chairman of the Board of Directors Date:________________________________	JONATHAN G. DRACHMAN, MD ___________________________________ Jonathan G. Drachman, MD Date:________________________________
___________________________________ Todd Simpson Chairman of the Board of Directors	___________________________________ Jonathan G. Drachman, MD
Date:________________________________	Date:________________________________

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